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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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         Date of Report (Date of earliest event reported): June 10, 1998



                           SmarTalk TeleServices, Inc.
             (Exact name of registrant as specified in its charter)



           California                     0-21579               95-4502740
  (State or Other Jurisdiction          (Commission          (I.R.S. Employer
        of Incorporation)               File Number)        Identification No.)

 5080 Tuttle Crossing Boulevard                                   43017
          Dublin, Ohio                                         (Zip Code)
      (Address of Principal
       Executive Offices)

       Registrant's telephone number, including area code: (614) 764-2933

                                   No Change
        ----------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

        On June 10, 1998, SmarTalk TeleServices, Inc., a California corporation ("SmarTalk"), consummated the acquisition of Worldwide Direct, Inc., a Delaware corporation ("Worldwide"), through a merger in which SMTK Acquisition Corp. IV, a Delaware corporation and a wholly-owned subsidiary of SmarTalk ("SMTK"), merged with and into Worldwide, with Worldwide emerging from the merger as the surviving corporation and a wholly-owned subsidiary of SmarTalk pursuant to an Agreement and Plan of Reorganization and Merger, dated as of June 10, 1998 (the "Agreement") by and among SmarTalk, SMTK and Worldwide.

        Pursuant to the Agreement, the stockholders of Worldwide will receive an aggregate of 2,715,000 shares of SmarTalk common stock, no par value ("SmarTalk Common Stock"), as consideration for the merger. The exchange ratio will be as follows: each share of common stock, par value $0.01 per share, of Worldwide will be converted into and represent the right to receive 22.16 shares of SmarTalk Common Stock; each share of Series A preferred stock, par value $0.01 per share, of Worldwide will be converted into and represent the right to receive 22.16 shares of SmarTalk Common Stock; and each share of Series B preferred stock, par value $0.01 per share, of Worldwide will be converted into and represent the right to receive 22.16 shares of SmarTalk Common Stock. Also pursuant to the Agreement, the holders of Worldwide warrants will receive their pro rata (with respect to the other holders of Worldwide warrants) share of an aggregate of 101,272.84 shares of SmarTalk Common Stock. The Agreement is filed as Exhibit 2.1 hereto.

        The merger consideration was determined based upon arms-length negotiations between SmarTalk and Worldwide. Prior to signing the Agreement, no material relationship existed between SMTK, SmarTalk, or the SmarTalk shareholders, on one hand, and Worldwide, any affiliates of Worldwide, any director or officer of Worldwide, or any associate of any director or officer, on the other hand.

        SmarTalk manufactures, markets, and distributes telecommunications products and related services. Worldwide markets and sells telecommunications products and services directly to consumers. SmarTalk intends to use Worldwide's assets in the same manner as used by Worldwide prior to the Agreement, and to operate Worldwide as a wholly-owned subsidiary of SmarTalk.

        In addition, on June 10, 1998, SmarTalk issued a press release announcing the execution of the Agreement, which press release is filed as
Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.



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(c)      EXHIBITS:

         2.1 Agreement and Plan of Reorganization and Merger, dated June 10, 1998, by and among SmarTalk TeleServices, Inc., SmarTalk Acquisition Corp. IV and Worldwide Direct, Inc. (without schedules).(1)

        99.1      Press release, dated June 10, 1998, of SmarTalk TeleServices,
                  Inc.

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        (1) SmarTalk shall supplementally furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SmarTalk TeleServices, Inc.
                                           (Registrant)


Date: June 25, 1998                        /s/ Erich L. Spangenberg
                                           -------------------------------------
                                           (Signature)

                                           Erich L. Spangenberg
                                           President and Chief Operating Officer



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                                  EXHIBIT INDEX


Exhibit No.            Description
-----------            -----------
   2.1                 Agreement  and Plan of  Reorganization and Merger, dated
                       June 10, 1998, among SmarTalk TeleServices, Inc.,
                       SmarTalk Acquisition Corp. IV, and Worldwide Direct, Inc.
                       (without schedules).(1)

  99.1                 Press release, dated June 10, 1998, of SmarTalk
                       TeleServices, Inc.
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  (1) SmarTalk shall supplementally furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.